UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2012

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2012, the Board of Directors (the “Board”) of Core Molding Technologies, Inc. (the “Company”) approved a form of Second Amended and Restated Restricted Stock Agreement, setting forth certain changes to the Company's existing form of Amended and Restated Restricted Stock Agreement (the "Original Restricted Stock Agreement") previously entered into with Stephen J. Klestinec. The Second Amended and Restated Restricted Stock Agreement modifies the stock ownership vesting requirements set forth in Section 4(a) to eliminate the stock ownership requirements applicable to such recipients upon the date of the recipient's 60th birthday. The foregoing description is qualified in its entirety by reference to the Second Amended and Restated Restricted Stock Agreement, a form of which is attached hereto as Exhibit 10.1 and incorporated by reference herein. The Board also approved on May 9, 2012 a new form of Restricted Stock Agreement for use in connection with future grants, a form of which is attached hereto as Exhibit 10.2 and incorporated by reference herein, which terms are consistent with the terms set forth in the Second Amended and Restated Restricted Stock Agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1    Form of Second Amended and Restated Restricted Stock Agreement entered into
With Stephen J. Klestinec

Exhibit 10.2    Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.
May 15, 2012	By:	/s/ Herman F. Dick, Jr.

Name: Herman F. Dick, Jr.
Title: Vice President, Secretary, Treasurer and Chief Financial Officer